UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2006
Barrier Therapeutics, Inc.
(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50680 (Commission File Number)	22-3828030 (I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey 08540 (Address of principal executive offices)
(609) 945-1200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.
     The Board of Directors of Barrier Therapeutics, Inc. (the “Company”), at a regularly scheduled meeting held on April 13, 2006, approved the recommendation of the Company’s Compensation Committee to increase the annual base salary of Mr. Al Altomari from $253,000 to $275,000, to be effective May 1, 2006, to reflect the increased responsibilities of Mr. Altomari as a result of his having been appointed as the Company’s Chief Operating Officer on February 15, 2006.
     Other than the increase in Mr. Altomari’s annual base salary described above, the terms of his employment with the Company have not changed.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.
Date: April 18, 2006	By:	ANNE VANLENT
		Name:	Anne M. VanLent
		Title:	Executive Vice President, Chief Financial Officer and Treasurer